UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 17, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 19, 2006, Cell Therapeutics, Inc. (the “Corporation”) issued a press release (the “Press Release”) announcing that it had obtained antitrust regulatory clearance for the Securities Purchase Agreement, dated September 15, 2006 (the “Purchase Agreement”), by and between the Corporation and Novartis Pharma AG and the License and Co-Development Agreement, dated September 15, 2006 (the “License Agreement”), by and between the Corporation and Novartis International Pharmaceutical Ltd. The License Agreement became effective upon the receipt of such antitrust regulatory clearance. In addition, pursuant to the Purchase Agreement, the Corporation closed the sale of 8,670,520 shares of its common stock to Novartis Pharma AG for a total purchase price of $15 million.

A copy of the Press Release is attached hereto as Exhibit 99.1. Copies of the License Agreement and Purchase Agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Corporation’s Current Report on Form 8-K filed on September 18, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

99.1	Press Release dated October 19, 2006 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 20, 2006	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 19, 2006 of Cell Therapeutics, Inc.